THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to Completion, Pricing Supplement dated July 24, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 66 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                    Dated             , 2003
                                                                 Rule 424(b)(3)

                                    $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                              -------------------
                           MPS(SM) due March 23, 2007
           Linked to the S&P 500(R) Index and the Nasdaq-100(R) Index
                      Market Participation Securities(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of an underlying index basket consisting of the S&P 500(R) Index and the Nasdaq-100(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,000, which we refer to as the minimum payment amount.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,000.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the index basket for each of the 15 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,000, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the index basket value at the end of that quarterly valuation period divided by (ii) the index basket value at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.055.

     o The maximum quarterly performance amount is equivalent to a return on the index basket of 5.5% in that quarter.

     o The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P 500 Index Multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index Multiplier. The S&P 500 Index Multiplier and the Nasdaq-100 Index Multiplier will be calculated so that on the day we offer the MPS for initial sale to the public the index basket value will be 100 and the index basket will initially be weighted equally between the two indices.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index and the Nasdaq-100 Index or their component stocks.

o    The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.

                              -------------------
                                 PRICE       %
                              -------------------

                                       Price to      Agent's     Proceeds to
                                        Public     Commissions     Company
                                      ----------   -----------   -----------
Per MPS.............................       %            %             %
Total...............................       $            $             $

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS offered hereby are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index and the Nasdaq-100 Index. These MPS combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying index basket, consisting of the S&P 500 Index and the Nasdaq-100 Index, as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the index-linked payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley. "Nasdaq(R)," "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000         We, Morgan Stanley, are offering Market
                              Participation Securities(SM) due March 23, 2007
                              Linked to the S&P 500 Index and the Nasdaq-100
                              Index, which we refer to as the MPS. The principal amount and issue price of each MPS is $1,000.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to an index basket     pay interest. Instead, at maturity, you will
consisting of the S&P 500     receive for each $1,000 principal amount of MPS,
Index and the Nasdaq-         $1,000 multiplied by the product of each of the
100 Index                     quarterly performance amounts of an index basket,
                              consisting of the S&P 500 Index and the
                              Nasdaq-100 Index, over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.055 (corresponding to a 5.5% quarterly increase in the index basket value). In no event, however, will the payment at maturity be less than $1,000, the minimum payment amount.

                                              Minimum Repayment

                              The minimum payment amount of $1,000 (100% of the issue price) represents the par amount of the MPS.

                                Payment at Maturity Linked to the S&P 500 Index
                                            and the Nasdaq-100 Index

                              If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the index basket over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,000, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at            The payment at maturity of the MPS, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the MPS as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.055.

                              o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than or equal to $1,000 (the

                              o minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the index basket value on the last day of the quarterly valuation period by the index basket value on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed
                              1.055 (or, measured in percentage terms, a 5.5% increase in the index basket value) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the index basket to the extent that increase exceeds 5.5%.

                              The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P 500 Index multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index multiplier. The index basket value can be expressed as follows:

                              Index Basket   (S&P 500 Index     S&P 500 Index)   (Nasdaq-100      Nasdaq-100)
                              Value        =  Closing Value  X   Multiplier    +     Index     X    Index
                                                                                 Closing Value    Multiplier

                              The S&P 500 Index multiplier and the Nasdaq-100 Index multiplier will be calculated so that on the day we offer the MPS for initial sale to the public the index basket value will be 100 and index basket will initially be equally weighted between the two indices.

                              The S&P 500 Index multiplier and the Nasdaq-100 Index multiplier can be expressed as follows:

                                                                    Index Representation
                             S&P 500 Index Multiplier     =  -----------------------------------
                                                             Initial S&P 500 Index Closing Value

                                                                    Index Representation
                             Nasdaq-100 Index Multiplier  =  --------------------------------------
                                                             Initial Nasdaq-100 Index Closing Value

                                 where, for each index,
                                 Index Representation     =  50

                              Because the index multipliers remain the same over the term of the MPS, the relative weighting of the two indices on succeeding period valuation dates will vary depending on the relative performance of each of the two indices. For example, if one underlying index has declined relative to the other underlying index, the index that has declined will make up a smaller percentage of the index basket on the subsequent period valuation date. Consequently, subsequent increases in that underlying index will have less of an impact on the index basket value than the relatively higher index so that, for example, a 10% increase in the value of the underlying index with the lower relative performance would not fully offset a 10% decrease in the value of the underlying index with the higher relative performance.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the MPS for initial sale to the public. The index basket value for the first period valuation date is 100, based on the Index Representation of each of the two indices on the day we offer the MPS for initial sale to the public.

                              The period valuation dates are the 30th of each March, June, September and December, beginning September 30, 2003 through December 30, 2006, and the final period valuation date is March 21, 2007, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the index basket value is limited by the
less than the simple price    maximum quarterly performance amount of 1.055, or
return on an index basket     5.5% per quarter, the return on your investment
consisting of the S&P 500     in the MPS at maturity may be less than the
Index and the Nasdaq-         return you would have received if you had
100 Index                     invested $1,000 in an investment linked to an
                              index basket consisting of the S&P 500 Index and the Nasdaq-100 Index that measured the performance of the index basket by comparing only the closing value of the index basket at maturity with the index basket value on the day we offer the MPS for initial sale to the public, which we refer to as the simple index basket price return.
                              The amount of the discrepancy, if any, between the index-linked payment amount and simple index basket price return will depend on how often and by how much any quarterly performance amounts exceed 1.055, or 5.5%, during the 15 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index basket price return over the term of the MPS is less than $1,000, the minimum payment amount of $1,000 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the index basket.

                              Please review the examples beginning on PS-7, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index basket price return.

                              You can review the historical values of the index basket, the S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through July 23, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." The payment of dividends on the stocks that underlie the S&P 500 Index and the Nasdaq-100 Index is not reflected in the levels of the S&P 500 Index, the Nasdaq-100 Index or in the index basket value and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount and will determine whether a market disruption event has occurred.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                              "Description of MPS--United States Federal Income
                              Taxation" and the section called "United States
                              Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the index basket value on the period valuation dates for each quarterly valuation period. Because the value of each underlying index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the index basket value on the amount payable to you at maturity. However, the index basket value may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the index basket value over the term of the MPS, which we refer to as the volatility of the index basket value, may be significantly different than the volatility of the index basket value implied by any of the examples.

     Assuming a maximum quarterly performance amount equal to 1.055 (equivalent to a quarterly return of the index basket of 5.5%), the index-linked payment amount for each of the examples below is calculated using the following formula:

            Index-linked Payment
                   Amount          =  $1,000 x (Product of each of the Quarterly Performance Amounts)

                    where,
                                                  Index Basket Value at end of
                                                   Quarterly Valuation Period
            Quarterly Performance  =  lesser of  ------------------------------   and 1.055
                   Amount                        Index Basket Value at start of
                                                   Quarterly Valuation Period

     Beginning on PS-9, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index basket with an initial value of 100.

     If the index basket value at the end of each quarterly valuation period is 105, 104, 113 and 108, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                Index Basket Value       Index Basket Value                                          Quarterly
                at start of Quarterly    at end of Quarterly                     Index-Basket       Performance
  Quarter         Valuation Period        Valuation Period                       Performance           Amount
-----------     ---------------------    -------------------                     ------------       -----------
                                                                   105
1st Quarter              100                     105             -------      =        1.05              1.05
                                                                   100

                                                                   104
2nd Quarter              105                     104             -------      =      .99048            .99048
                                                                   105

                                                                   113                                             (lesser of
3rd Quarter              104                     113             -------      =      1.0865             1.055      1.0865 and
                                                                   104                                               1.055)

                                                                   108
4th Quarter              113                     108             -------      =      .95575            .95575
                                                                   113

     The index-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

             $1,000 x (1.05 x .99048 x 1.055 x .95575) = $1,048.65

     The index-linked payment amount of $1,048.65 represents an increase of 4.865% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarterly period was limited to 1.055, the return of the index-linked payment amount as a percentage of the issue price is less than the return would have been on a $1,000 note linked to the simple return of the index basket. The simple return of the index basket, which we refer to as the simple index basket price return, would measure the overall performance of the index basket by dividing the closing value of the index basket at the end of the final quarterly valuation period by the closing value of the index basket on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                Simple Index Basket                108
                   Price Return         =     --------------    =    8%
                                                   100

     The simple index basket price return of 8% on a $1,000 note would result in an investment return of $1,080.00, which is greater than the index-linked payment amount of $1,048.65.

                           *           *           *

The examples beginning on PS-9 are based on the following hypothetical terms:

o    Quarterly Valuation Periods: 15

o    Initial Index Basket Value: 100.00

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,000

o Maximum Quarterly Performance Amount: 1.055 (equivalent to a quarterly return of the index basket value of 5.5%).

     The trends and index-linked payment amounts described in the examples below are hypothetical and are provided only as an illustration. The actual trends of the index basket value and the resulting index-linked payment amount over the 15 quarterly valuation periods of the MPS will be different than the examples.

     As you review the examples, please note that although the maximum quarterly performance amount for any quarterly period is 1.055 (equivalent to a quarterly return of the index basket value of 5.5%), in measuring the index basket performance for the subsequent quarterly period we will use the actual index basket value at the start of the quarterly valuation period for that subsequent quarterly period rather than the index basket value that would have resulted from an increase of 5.5% in the index basket value during the previous quarterly period. For example, in Example 2, the index basket value increases from 121 to 138 for the eighth quarterly valuation period, resulting in an index basket value performance of 1.1405 (equivalent to an increase in the index basket value of 14.05% in that quarterly period), but a quarterly performance amount of 1.055. In the subsequent quarterly period the index basket value performance is measured using 138 as the starting index basket value for that subsequent quarterly period rather than 127.655, the index basket value that would have resulted from an increase of 5.5% in the level of the index basket value during the previous quarterly period.

     Quarterly periods which resulted in an increase in the level of the index basket value of 5.5% or greater are indicated in bold typeface below.

                    ----------------------------------------------------------------------------------------------------------------
                    Example 1                                                   Example 2

                                                                 MPS                                                   MPS Quarterly
   Quarterly            Hypothetical       Basket Index       Quarterly             Hypothetical      Basket Index      Performance
Valuation Period     Ending Index Value    Performance    Performance Amount     Ending Index Value    Performance         Amount
       Q1                    103             1.03000           1.03000                   104             1.04000          1.04000
       Q2                    106             1.02913           1.02913                   107             1.02885          1.02885
       Q3                    111             1.04717           1.04717                   115             1.07477          1.05500
       Q4                    117             1.05405           1.05405                   108             0.93913          0.93913
       Q5                    123             1.05128           1.05128                   111             1.02778          1.02778
       Q6                    129             1.04878           1.04878                   115             1.03604          1.03604
       Q7                    136             1.05426           1.05426                   121             1.05217          1.05217
       Q8                    143             1.05147           1.05147                   138             1.14050          1.05500
       Q9                    149             1.04196           1.04196                   145             1.05072          1.05072
      Q10                    155             1.04027           1.04027                   152             1.04828          1.04828
      Q11                    160             1.03226           1.03226                   160             1.05263          1.05263
      Q12                    163             1.01875           1.01875                   168             1.05000          1.05000
      Q13                    168             1.03067           1.03067                   173             1.02976          1.02976
      Q14                    171             1.01786           1.01786                   171             0.98844          0.98844
      Q15                    175             1.02339           1.02339                   175             1.02339          1.02339
                    ----------------------------------------------------------------------------------------------------------------
                         Simple Index Basket Price Return:      $1,750               Simple Index Basket Price Return:     $1,750

                              Index-linked Payment Amount:      $1,750                    Index-linked Payment Amount:     $1,589

                                   Minimum Payment Amount:      $1,000                         Minimum Payment Amount:     $1,000

                               Maturity Redemption Amount:      $1,750                     Maturity Redemption Amount:     $1,589
                    ----------------------------------------------------------------------------------------------------------------

                    ---------------------------------------------------------
                    Example 3


   Quarterly            Hypothetical       Basket Index       MPS Quarterly
Valuation Period     Ending Index Value    Performance     Performance Amount
       Q1                    105             1.05000             1.05000
       Q2                    119             1.13333             1.05500
       Q3                    117             0.98319             0.98319
       Q4                    140             1.19658             1.05500
       Q5                    145             1.03571             1.03571
       Q6                    160             1.10344             1.05500
       Q7                    146             0.91250             0.91250
       Q8                    145             0.99315             0.99315
       Q9                    152             1.04827             1.04827
      Q10                    164             1.07895             1.05500
      Q11                    168             1.02439             1.02439
      Q12                    173             1.02976             1.02976
      Q13                    168             0.97109             0.97109
      Q14                    179             1.06547             1.05500
      Q15                    175             0.97765             0.97765
                    ---------------------------------------------------------
                         Simple Index Basket Price Return:        $1,750

                              Index-linked Payment Amount:        $1,349

                                   Minimum Payment Amount:        $1,000

                               Maturity Redemption Amount:        $1,349
                    ---------------------------------------------------------

     In Examples 1, 2 and 3, the index basket value increases 75% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the index basket over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount never exceeds the hypothetical maximum quarterly performance amount of 1.055, and consequently, the index-linked payment amount of $1,750 equals the simple index basket price return of $1,750. The amount payable at maturity is the index-linked payment amount of $1,750, representing a 75% increase above the issue price.

o In Example 2, the index basket value increases more than 5.5% in the third and eighth quarterly valuation periods, and the quarterly performance amounts for each of those periods is limited to the maximum of 1.055. Any significant decrease in the index basket value (see, for example, the fourth quarterly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,589 is less than the simple index basket price return of $1,750. Therefore, although the index basket value increases 75% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,589, representing a 58.9% increase above the issue price.

o In Example 3, the index basket value increases more than 5.5% in the second, fourth, sixth, tenth and fourteenth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.055. Any significant decrease in the index basket value (see, for example, the seventh quarterly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,349 is significantly less than the simple index basket price return of $1,750. Therefore, although the index basket value increases 75% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,349, representing a 34.9% increase above the issue price.

                    ----------------------------------------------------------------------------------------------------------------
                     Example 4                                                  Example 5
                                                            MPS Quarterly                                              MPS Quarterly
    Quarterly           Hypothetical       Basket Index      Performance           Hypothetical       Basket Index      Performance
Valuation Period     Ending Index Value    Performance          Amount          Ending Index Value    Performance          Amount
       Q1                    105             1.05000           1.05000                 102              1.02000           1.02000
       Q2                    98              0.93333           0.93333                 107              1.04902           1.04902
       Q3                    93              0.94898           0.94898                 110              1.02804           1.02804
       Q4                    96              1.03226           1.03226                 125              1.13636           1.05500
       Q5                    90              0.93750           0.93750                 115              0.92000           0.92000
       Q6                    87              0.96667           0.96667                 132              1.14783           1.05500
       Q7                    88              1.01149           1.01149                 150              1.13636           1.05500
       Q8                    91              1.03409           1.03409                 145              0.96667           0.96667
       Q9                    87              0.95604           0.95604                 129              0.88966           0.88966
       Q10                   84              0.96552           0.96552                 149              1.15504           1.05500
       Q11                   88              1.04762           1.04762                 132              0.88591           0.88591
       Q12                   87              0.98864           0.98864                 158              1.19697           1.05500
       Q13                   83              0.95402           0.95402                 163              1.03165           1.03165
       Q14                   81              0.97590           0.97590                 155              0.95092           0.95092
       Q15                   85              1.04938           1.04938                 140              0.90323           0.90323
                    ----------------------------------------------------------------------------------------------------------------
                        Simple Index Basket Price Return:       $  850            Simple Index Basket Price Return:        $1,400

                             Index-linked Payment Amount:       $  850                 Index-linked Payment Amount:        $  898

                                  Minimum Payment Amount:       $1,000                      Minimum Payment Amount:        $1,000

                              Maturity Redemption Amount:       $1,000                  Maturity Redemption Amount:        $1,000
                    ----------------------------------------------------------------------------------------------------------------

     In Example 4, the index basket value decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amounts never exceed the hypothetical maximum quarterly performance amount of 1.055, and consequently, the index-linked payment amount of $850 equals the simple index basket price return of $850. Although the index basket value decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, which is equal to the issue price.

                            *          *          *

     In Example 5, the index basket value increases over the term of the MPS and ends above the initial value of 100. The index basket value increases more than 5.5% in the fourth, sixth, seventh, tenth and twelfth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.055. Any significant decrease in the index basket value (see, for example, the fifth, ninth, eleventh and fifteenth quarterly valuation periods) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $898 is significantly less than the simple index basket price return of $1,400. Therefore, although the index basket value increases 40% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, which is only equal to the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index and the Nasdaq-100 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt          The terms of the MPS differ from those of
securities, MPS do not pay    ordinary debt securities in that we will not pay
interest                      interest on the MPS. Because the index-linked
                              payment amount due at maturity may not exceed the minimum payment amount of $1,000, representing the par amount of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security.
                              The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the index-linked payment amount exceeds the principal amount of the MPS.

MPS will not be listed        The MPS will not be listed on any organized
                              securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value and relative performance of each of the S&P 500 Index and the Nasdaq-100 Index at any time and, in particular, on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index and the Nasdaq-100 Index

                              o    interest and yield rates in the market

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect the securities underlying the S&P 500 Index, the Nasdaq-100 Index or stock markets generally and that may affect the value of the S&P 500 Index and the Nasdaq-100 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index and the Nasdaq-100 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the index basket value during previous quarterly valuation periods is greater than the magnitude of the increases in the index basket value during previous quarterly valuation periods.

                              You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances. We cannot guarantee that the quarterly performance of the index basket will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the index
an index basket consisting    basket on 15 period valuation dates during the
of the S&P 500 Index or the   term of the MPS and your participation in
Nasdaq-100 Index              quarterly increases is limited to 5.5%, it is
                              possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the index basket over the term of the MPS. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index basket price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index basket price return will depend on how often and by how much any quarterly performance amount exceeds 1.055, or 5.5%, during the 15 quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the index basket during any quarterly valuation period to a maximum of 5.5%, while your exposure to any decline in the value of the index basket during any quarterly valuation period will not be limited. It is possible that increases in the value of the index basket during some quarterly valuation periods will be offset by declines in the value of the index basket during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the index basket resulting from the 5.5% maximum quarterly performance amount, it is possible that increases in the value of the index basket that would otherwise offset declines in the value of the index basket will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,000 even if the index basket value increases over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index basket price return on the index basket.

                              You can review the historical values of the index basket, the S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through July 23, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances and volatility. Although you cannot predict future performance and volatility of the index basket based on the historical performance information provided in this pricing supplement, such historical performance and volatility suggests that over the historical period referred to above the index basket value would have exceeded the maximum quarterly performance amount in the great majority of periods in which the index basket value increased. Accordingly, you should be aware that any positive return on an investment in the MPS may be significantly limited by the effect of the maximum quarterly performance amount.

Changes in the value of the   Price movements in the S&P 500 Index and the
S&P 500 Index or the          Nasdaq-100 Index may not correlate with each
Nasdaq-100 Index may offset   other. At a time when the value of one of the
each other                    underlying indices increases, the value of the
                              other underlying index may not increase as much or may even decline in value. Therefore, in calculating the index basket value for a quarterly valuation period, increases in the value of one underlying index may be moderated, or wholly offset, by lesser increases or declines in the value of the other underlying index. As a result, it is possible for the return on your investment in the MPS to be substantially less than the return of a similar MPS security linked only to one or the other of the underlying indices. As described above, you can review the historical values of the index basket, the S&P
                              500 Index and the Nasdaq-100 Index, as well as a chart comparing the historical values of the index basket and the two underlying indices, for each calendar quarter in the period from January
                              1, 1998 through July 23, 2003 in the sections of this pricing supplement called "Description of MPS--Historical Information" and "--Historical
                              Chart." You cannot predict whether increases in the value of one underlying index will be offset by decreases in the value of the other underlying index based on the historical performances of the indices.

Relative performance of the   Although the index basket is weighted equally
S&P 500 Index and the         between the two indices on the day we first offer
Nasdaq-100 Index could        the MPS for initial sale to the public, the
affect the relative impact    relative performance of the two indices over the
of each index on the value    term of the MPS will affect the impact that
of the MPS                    changes in the value of each underlying index
                              will have on changes to the index basket value.
                              For example, if one underlying index has declined relative to the other underlying index, the index that has declined will make up a smaller percentage of the index basket on the subsequent period valuation date. Consequently, subsequent increases in that underlying index will have less of an impact on the index basket value than the relatively higher index so that, for example, a 10% increase in the value of the underlying index with the lower relative performance would not fully offset a 10% decrease in the value of the underlying index with the higher relative performance.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index or the          responsible for calculating and maintaining the
Nasdaq-100 Index could        S&P 500 Index. S&P can add, delete or substitute
adversely affect the value    the stocks underlying the S&P 500 Index or make
of the MPS                    other methodological changes that could change
                              the value of the S&P 500 Index. S&P may
                              discontinue or suspend calculation or
                              dissemination of the S&P 500 Index. S&P is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                              The Nasdaq Stock Market, Inc., or Nasdaq(R), is responsible for calculating and maintaining the Nasdaq-100 Index. Nasdaq can add, delete or substitute the stocks underlying the Nasdaq-100 Index or make other methodological changes that could change the value of the Nasdaq-100 Index. Nasdaq may discontinue or suspend calculation or dissemination of the Nasdaq-100 Index. Nasdaq is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                              S&P or Nasdaq may discontinue or suspend calculation or publication of the S&P 500 Index or the Nasdaq-100 Index, respectively, at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If

                              MS & Co. determines that there is no appropriate successor index, at maturity the index-linked payment amount will be based on the quarterly performance amounts and index values determined using the stocks underlying the S&P 500 Index or Nasdaq-100 Index, as the case may be, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index or the Nasdaq-100 Index, as the case may be, last in effect prior to discontinuance of such index.

You have no                   Investing in the MPS is not equivalent to
shareholder rights            investing in the S&P 500 Index and the Nasdaq-100
                              Index or their component stocks. As an investor in the MPS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500 Index and the Nasdaq-100 Index.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              MPS. As calculation agent, MS & Co. will calculate the quarterly performance amounts and the index-linked payment amount. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index or the Nasdaq-100 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of MPS--Market
                              Disruption Event" and "--Discontinuance of the Underlying Indices; Alteration of Method of
                              Calculation."

Hedging and trading           MS & Co. and other affiliates of ours will carry
activity by the calculation   out hedging activities related to the MPS (and
agent and its affiliates      possibly to other instruments linked to the S&P
could potentially adversely   500 Index, the Nasdaq-100 Index or their
affect the value of the S&P   respective component stocks), including trading
500 Index or the Nasdaq-100   in the stocks underlying the S&P 500 Index and
Index                         the Nasdaq-100 Index as well as in other
                              instruments related to the S&P 500 Index and the Nasdaq-100 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the Nasdaq-100 Index and other financial instruments related to the S&P 500
                              Index and the Nasdaq-100 Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities could potentially increase the value of the S&P 500 Index or the Nasdaq-100 Index and, therefore, the level at which each underlying index must close on the period valuation dates in order for you to receive at maturity a payment that exceeds the principal amount of the MPS.
                              Additionally, such hedging or trading activities during the term of the MPS could potentially affect the values of the underlying indices on the period valuation dates and, accordingly, the amount of cash you will receive at maturity.

The MPS will be treated       You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the MPS. The MPS
debt instruments for          will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United

                              States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due March 23, 2007 Linked to the S&P 500 Index and the Nasdaq-100 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount............  $

Original Issue Date (Settlement Date).                , 2003

Maturity Date.........................  March 23, 2007, subject to extension in the event of a Market Disruption Event
                                        on the final Period Valuation Date for
                                        calculating the Index-linked Payment
                                        Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  617446JL4

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to DTC, as holder of the MPS, on the
                                        Maturity Date. We expect such amount of
                                        cash will be distributed to investors
                                        on the Maturity Date in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "--Discontinuance of
                                        the Underlying Indices; Alteration of
                                        Method of Calculation" and
                                        "--Book-Entry or Certificated Note"
                                        below, and see "The Depositary" in the
                                        accompanying prospectus supplement.

Minimum Payment Amount................  $1,000

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $1,000 times (ii) the
                                        product of the Quarterly Performance
                                        Amounts for each Quarterly Valuation
                                        Period over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i) 1.055 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Basket Value on the Period Valuation
                                        Date at the end of such Quarterly
                                        Valuation Period and the denominator of
                                        which will be the Index Basket Value on
                                        the Period Valuation Date at the
                                        beginning of such Quarterly Valuation
                                        Period, provided that for the first
                                        Quarterly Valuation Period, the
                                        denominator will be the initial Index
                                        Basket Value of 100.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to
                                        the public. The first Quarterly
                                        Valuation Period will be shorter than
                                        one calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning September 30,
                                        2003 to and including December 30, 2006
                                        and (ii) March 21, 2007, in each case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including September
                                        30, 2003 to and including December 30,
                                        2006 is not a Trading Day or if a
                                        Market Disruption Event occurs on any
                                        such date, such Period Valuation Date
                                        will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred;
                                        provided that if a Market Disruption
                                        Event occurs on any of the scheduled
                                        Period Valuation Dates occurring from
                                        and including September 30, 2003 to and
                                        including December 30, 2006 and on each
                                        of the five Trading Days immediately
                                        succeeding that scheduled Period
                                        Valuation Date, then (i) such fifth
                                        succeeding Trading Day will be deemed
                                        to be the relevant Period Valuation
                                        Date, notwithstanding the occurrence of
                                        a Market Disruption Event on such day,
                                        and (ii) with respect to any such fifth
                                        Trading Day on which a Market
                                        Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the underlying index or
                                        indices on which the occurrence of a
                                        suspension, absence or material
                                        limitation of trading of stock has
                                        resulted in a Market Disruption Event
                                        on such fifth Trading Day in accordance
                                        with the formula for calculating the
                                        value of the S&P 500 Index and/or the
                                        Nasdaq-100 Index last in effect prior
                                        to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the S&P 500 Index
                                        and/or the Nasdaq-100 Index.

                                        If March 21, 2007 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading

                                        Day during which no Market Disruption
                                        Event shall have occurred. See also
                                        "--Maturity Date" above.

Index Basket..........................  The Index Basket consists of the S&P
                                        500 Index and the Nasdaq-100 Index
                                        (each, with any Successor Index, an
                                        "Underlying Index"), each represented
                                        in the Index Basket at its applicable
                                        Index Multiplier based on the Index
                                        Representation for each Underlying
                                        Index.

Index Basket Value....................  The Index Basket Value on any Trading
                                        Day will equal the sum of (i) the S&P
                                        500 Index Closing Value times the S&P
                                        500 Index Multiplier and (ii) the
                                        Nasdaq-100 Index Closing Value times
                                        the Nasdaq-100 Index Multiplier. In
                                        certain circumstances, the Index Basket
                                        Value will be based on the alternate
                                        calculation of the S&P 500 Index or
                                        Nasdaq-100 Index, as the case may be,
                                        described under "--Discontinuance of
                                        the Underlying Indices; Alteration of
                                        Method of Calculation."

S&P 500 Index Closing Value...........  The S&P 500 Index Closing Value on any
                                        Trading Day will equal the official
                                        closing value of the S&P 500 Index or
                                        any Successor Index (as defined under
                                        "--Discontinuance of the Underlying
                                        Indices; Alteration of Method of
                                        Calculation" below) published following
                                        the regular official weekday close of
                                        the principal trading sessions of the
                                        New York Stock Exchange, Inc. (the
                                        "NYSE"), the American Stock Exchange
                                        LLC (the "AMEX") and the Nasdaq
                                        National Market on that Trading Day.

S&P 500 Index Multiplier..............  The S&P 500 Index Multiplier will be equal to the Index Representation
                                        divided by the S&P 500 Index Closing
                                        Value on the day we first offer the MPS
                                        for initial sale to the public.

Nasdaq-100 Index Closing Value........  The Nasdaq-100 Index Closing Value on
                                        any Trading Day will equal the official
                                        closing value of the Nasdaq-100 Index
                                        or any Successor Index (as defined
                                        under "--Discontinuance of the
                                        Underlying Indices; Alteration of
                                        Method of Calculation" below) published
                                        following the regular official weekday
                                        close of the principal trading session
                                        of the Nasdaq National Market on that
                                        Trading Day.

Nasdaq-100 Index Multiplier...........  The Nasdaq-100 Index Multiplier will be equal to the Index Representation
                                        divided by the Nasdaq-100 Index Closing
                                        Value on the day we first offer the MPS
                                        for initial sale to the public.

Index Representation..................  50 (for each Underlying Index).

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references
                                        to payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the MPS, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--GlobalSecurities--Registered
                                        Global Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the Index Basket:

                                            (i) the occurrence or existence of
                                            a suspension, absence or material
                                            limitation of trading of stocks
                                            then constituting 20% or more of
                                            the level of either the S&P 500
                                            Index or the Nasdaq-100 Index (or
                                            any Successor Index) on the
                                            Relevant Exchanges for such
                                            securities for the same period of
                                            trading longer than two hours or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange; or a breakdown
                                            or failure in the price and trade
                                            reporting systems of any Relevant
                                            Exchange as a result of which the
                                            reported trading prices for stocks
                                            then constituting 20% or more of
                                            the level of either Underlying
                                            Index (or any Successor Index)
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange are materially
                                            inaccurate; or the suspension,
                                            material limitation or absence of
                                            trading on any major U.S.
                                            securities market for trading in
                                            futures or options contracts or
                                            exchange traded funds related to
                                            the relevant index (or any
                                            Successor Index) for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session on such market, in each
                                            case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to adjust or unwind all
                                            or a material portion of the hedge
                                            with respect to the MPS.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index or the Nasdaq-100
                                        Index is materially suspended or
                                        materially limited at that time, then
                                        the relevant percentage contribution of
                                        that security to the level of such
                                        Underlying Index shall be based on a
                                        comparison of (x) the portion of the
                                        level of the Underlying Index
                                        attributable to that security relative
                                        to (y) the overall level of such
                                        Underlying Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading
                                        will not constitute a Market Disruption
                                        Event if it results from an announced
                                        change in the regular business hours of
                                        the relevant exchange or market, (2) a
                                        decision to permanently discontinue
                                        trading in the relevant futures or
                                        options contract or exchange traded
                                        fund will not constitute a Market
                                        Disruption Event, (3) limitations
                                        pursuant to the rules of any Relevant
                                        Exchange similar to NYSE Rule 80A (or
                                        any applicable rule or regulation
                                        enacted or promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        or the Nasdaq-100 Index by the primary
                                        securities market trading in such
                                        contracts by reason of (a) a price
                                        change exceeding limits set by such
                                        exchange or market, (b) an imbalance of
                                        orders relating to such contracts or
                                        (c) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index or the Nasdaq-100
                                        Index and (5) a "suspension, absence or
                                        material limitation of trading" on any
                                        Relevant Exchange or on the primary
                                        market on which futures or options
                                        contracts related to the S&P 500 Index
                                        or the Nasdaq-100 Index are traded will
                                        not include any time when such market
                                        is itself closed for trading under
                                        ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index, Nasdaq-100 Index
                                        or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Basket
                                        Value for any Period Valuation Date
                                        scheduled to occur on or after such
                                        date of acceleration were the Index
                                        Basket Value on the date of
                                        acceleration. Therefore, the Quarterly
                                        Performance Amount for the then current
                                        Quarterly Valuation Period would be
                                        equal to the Index Basket Value on the
                                        date of acceleration divided by the
                                        Index Basket Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, and the
                                        Quarterly Performance Amount for each
                                        remaining Quarterly Valuation Period
                                        would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of
                                        manifest error, be conclusive for all
                                        purposes and binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of the Underlying
                                        Indices; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Underlying Indices....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index and the
                                        Nasdaq-100 Index, including, without
                                        limitation, their make-up, method of
                                        calculation and changes in their
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P or Nasdaq. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        The S&P 500 Index

                                        The S&P 500 Index was developed by S&P
                                        and is calculated, maintained and
                                        published by S&P. The S&P 500 Index is
                                        intended to provide a performance
                                        benchmark for the U.S. equity markets.
                                        The calculation of the value of the S&P
                                        500 Index (discussed below in further
                                        detail) is based on the relative value
                                        of the aggregate Market Value (as
                                        defined below) of the common stocks of
                                        500 companies (the "Component Stocks")
                                        as of a particular time as compared to
                                        the aggregate average Market Value of
                                        the common stocks of 500 similar
                                        companies during the base period of the
                                        years 1941 through 1943. The "Market
                                        Value" of any Component Stock is the
                                        product of the market price per share
                                        and the number of the then outstanding
                                        shares of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives stated above.
                                        Relevant
                                        criteria employed by S&P include the
                                        viability of the particular company,
                                        the extent to which that company
                                        represents the industry group to which
                                        it is assigned, the extent to which the
                                        company's common stock is widely-held
                                        and the Market Value and trading
                                        activity of the common stock of that
                                        company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                    Divisor
                                              Type of                                             Adjustment
                                         Corporate Action             Adjustment Factor            Required
                                        ------------------      ------------------------------    ----------
                                        Stock split             Shares Outstanding multiplied        No
                                         (i.e., 2-for-1)        by 2; Stock Price divided by 2

                                                                                                  Divisor
                                                Type of                                          Adjustment
                                           Corporate Action           Adjustment Factor           Required
                                          ------------------    -----------------------------    ----------
                                        Share issuance          Shares Outstanding plus newly       Yes
                                         (i.e., change >= 5%)   issued Shares

                                        Share repurchase        Shares Outstanding minus            Yes
                                         (i.e., change >= 5%)   Repurchased Shares

                                        Special cash            Share Price minus Special           Yes
                                        dividends               Dividend

                                        Company change          Add new company Market              Yes
                                                                Value minus old company
                                                                Market Value

                                        Rights offering         Price of parent company minus       Yes

                                                                      Price of Rights
                                                               (-----------------------------)
                                                                        Right Ratio

                                        Spin-Off                Price of parent company minus       Yes

                                                                     Price of Spinoff Co.
                                                               (-----------------------------)
                                                                     Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        ---------------------------------  =   Pre-Event Index Value
                                                  New Divisor

                                                        Post-Event Aggregate Market Value
                                        New Divisor =   ---------------------------------
                                                               Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are updated, the Index Divisor is
                                        adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are
                                        carefully reviewed on a weekly basis,
                                        and when appropriate, an immediate
                                        adjustment is made to the Index
                                        Divisor.

                                        The Nasdaq-100 Index

                                        The Nasdaq-100 Index was developed by
                                        Nasdaq, is determined, comprised and
                                        calculated by Nasdaq and was first
                                        published in January 1985. The
                                        Nasdaq-100 Index is a modified
                                        capitalization-weighted index of 100 of
                                        the largest non-financial companies
                                        listed on the Nasdaq National Market
                                        tier of The Nasdaq Stock Market. The
                                        Nasdaq-100 Index constitutes a broadly
                                        diversified segment of the largest
                                        securities listed on The Nasdaq Stock
                                        Market and includes companies across a
                                        variety of major industry groups. At
                                        any moment in time, the value of the
                                        Nasdaq-100 Index equals the aggregate
                                        value of the then-current Nasdaq-100
                                        Index share weights of each of the
                                        Nasdaq-100 Index component securities,
                                        which are based on the total shares
                                        outstanding of each such Nasdaq-100
                                        Index component security, multiplied by
                                        each such security's respective last
                                        sale price on The Nasdaq Stock Market,
                                        and divided by a scaling factor (the
                                        "divisor"), which becomes the basis for
                                        the reported Nasdaq-100 Index value.
                                        The divisor serves the purpose of
                                        scaling such aggregate value (otherwise
                                        in the trillions) to a lower order of
                                        magnitude which is more desirable for
                                        Nasdaq-100 Index reporting purposes.

                                        To be eligible for inclusion in the
                                        Nasdaq-100 Index, a security must be
                                        traded on the Nasdaq National Market
                                        tier of The Nasdaq Stock Market and
                                        meet the other eligibility criteria,
                                        including the following: the security
                                        must be of a non-financial company;
                                        only one class of security per issuer
                                        is allowed; the security may not be
                                        issued by an issuer currently in
                                        bankruptcy proceedings; the security
                                        must have an average daily trading
                                        volume of at least 200,000 shares; the
                                        security must have "seasoned" on The
                                        Nasdaq Stock Market or another
                                        recognized market (generally a company
                                        is considered to be seasoned by Nasdaq
                                        if it has been listed on a market for
                                        at least two years; in the case of
                                        spin-offs, the operating history of the
                                        spin-off will be considered); if the
                                        security would otherwise qualify to be
                                        in the top 25% of the securities
                                        included in the Nasdaq-100 Index by
                                        market capitalization for the six prior
                                        consecutive month ends, then a one-
                                        year "seasoning" criteria would apply;
                                        if the security is of a foreign issuer,
                                        it must have listed options or be
                                        eligible for listed-options trading;
                                        the issuer of the security may not have
                                        annual financial statements with an
                                        audit opinion which the auditor or the
                                        company have indicated cannot be
                                        currently relied upon; and the issuer
                                        of the security may not have entered
                                        into a definitive agreement or other
                                        arrangement which would result in the
                                        security no longer being listed on The
                                        Nasdaq Stock Market within the next six
                                        months.

                                        In addition, to be eligible for
                                        continued inclusion in the Nasdaq-100
                                        Index, the following criteria apply:
                                        the security must be listed on the
                                        Nasdaq National Market; the security
                                        must be of a non-financial company; the
                                        security may not be issued by an issuer
                                        currently in bankruptcy proceedings;
                                        the security must have an average daily
                                        trading volume of at least 200,000
                                        shares; if the security is of a foreign
                                        issuer, it must have listed options or
                                        be eligible for listed-
                                        options trading; the issuer of the
                                        security may not have annual financial
                                        statements with an audit opinion which
                                        the auditor or the company have
                                        indicated cannot be currently relied
                                        upon; and the security must have an
                                        adjusted market capitalization equal to
                                        or exceeding 0.10% of the aggregate
                                        adjusted market capitalization of the
                                        Nasdaq-100 Index at each month end. In
                                        the event a company does not meet this
                                        criterion for two consecutive month
                                        ends, it will be removed from the
                                        Nasdaq-100 Index effective after the
                                        close of trading on the third Friday of
                                        the following month.

                                        The securities in the Nasdaq-100 Index
                                        are monitored every day by Nasdaq with
                                        respect to changes in total shares
                                        outstanding arising from secondary
                                        offerings, stock repurchases,
                                        conversions or other corporate actions.
                                        Nasdaq has adopted the following
                                        quarterly scheduled weight adjustment
                                        procedures with respect to such
                                        changes. If the change in total shares
                                        outstanding arising from such corporate
                                        action is greater than or equal to
                                        5.0%, such change is made to the
                                        Nasdaq-100 Index on the evening prior
                                        to the effective date of such corporate
                                        action or as soon as practical
                                        thereafter. Otherwise, if the change in
                                        total shares outstanding is less than
                                        5.0%, then all such changes are
                                        accumulated and made effective at one
                                        time on a quarterly basis after the
                                        close of trading on the third Friday in
                                        each of March, June, September and
                                        December. In either case, the
                                        Nasdaq-100 Index share weights for such
                                        Nasdaq-100 Index component securities
                                        are adjusted by the same percentage
                                        amount by which the total shares
                                        outstanding have changed in such
                                        Nasdaq-100 Index component securities.

                                        Additionally, Nasdaq may periodically
                                        (ordinarily, several times per quarter)
                                        replace one or more component
                                        securities in the Nasdaq-100 Index due
                                        to mergers, acquisitions, bankruptcies
                                        or other market conditions, or due to
                                        delisting if an issuer chooses to list
                                        its securities on another marketplace,
                                        or if the issuers of such component
                                        securities fail to meet the criteria
                                        for continued inclusion in the
                                        Nasdaq-100 Index.

                                        The Nasdaq-100 Index share weights are
                                        also subject, in certain cases, to a
                                        rebalancing (see "Rebalancing of the
                                        Nasdaq-100 Index for Modified
                                        Capitalization-Weighted Methodology"
                                        below).

                                        Ordinarily, whenever there is a change
                                        in the Nasdaq-100 Index share weights
                                        or a change in a component security
                                        included in the Nasdaq-100 Index,
                                        Nasdaq adjusts the divisor to assure
                                        that there is no discontinuity in the
                                        value of the Nasdaq-100 Index which
                                        might otherwise be caused by such
                                        change.

                                        The table under "Historical
                                        Information" below shows the actual
                                        performance of the Nasdaq-100 Index for
                                        the period between January 1, 1998 and
                                        July 23, 2003. Stock prices fluctuated
                                        widely during this period. The results
                                        shown should not be considered as a
                                        representation of the income yield or
                                        capital gain or loss that may be
                                        generated by the Nasdaq-100 Index in
                                        the future.

                                           Annual Ranking Review

                                        The Nasdaq-100 Index component
                                        securities are evaluated on an annual
                                        basis, except under extraordinary
                                        circumstances which may result in an
                                        interim evaluation, the "Annual Ranking
                                        Review," as described below. Securities
                                        listed on The Nasdaq Stock Market which
                                        meet the eligibility criteria described
                                        above are ranked by market value.
                                        Nasdaq-100 Index-eligible securities
                                        which are already in the Nasdaq-100
                                        Index and which are in the top 150
                                        eligible securities (based on market
                                        value) are retained in the Nasdaq-100
                                        Index provided that such security was
                                        ranked in the top 100 eligible
                                        securities as of the previous year's
                                        ranking review. Securities not meeting
                                        such criteria are replaced. The
                                        replacement securities chosen are the
                                        largest market capitalization
                                        Nasdaq-100 Index-eligible securities
                                        not currently in the Nasdaq-100 Index.
                                        Generally, the list of annual additions
                                        and deletions is publicly announced via
                                        a press release in the early part of
                                        December. Replacements are made
                                        effective after the close of trading on
                                        the third Friday in December. Moreover,
                                        if at any time during the year a
                                        Nasdaq-100 Index component security is
                                        no longer traded on The Nasdaq Stock
                                        Market, or is otherwise determined by
                                        Nasdaq to become ineligible for
                                        continued inclusion in the Nasdaq-100
                                        Index, the security will be replaced
                                        with the largest market capitalization
                                        security not currently in the
                                        Nasdaq-100 Index and meeting the
                                        Nasdaq-100 Index eligibility criteria
                                        listed above.

                                           Rebalancing of the Nasdaq-100 Index
                                           for Modified Capitalization-Weighted
                                           Methodology

                                        Effective after the close of trading on
                                        December 18, 1998, the Nasdaq-100 Index
                                        has been calculated under a "modified
                                        capitalization-weighted" methodology,
                                        which is a hybrid between equal
                                        weighting and conventional
                                        capitalization weighting. This
                                        methodology is expected to: (1) retain
                                        in general the economic attributes of
                                        capitalization weighting; (2) promote
                                        portfolio weight diversification
                                        (thereby limiting domination of the
                                        Nasdaq-100 Index by a few large
                                        stocks); (3) reduce Nasdaq-100 Index
                                        performance distortion by preserving
                                        the capitalization ranking of
                                        companies; and (4) reduce market impact
                                        on the smallest Nasdaq-100 Index
                                        component securities from necessary
                                        weight rebalancings.

                                        Under the methodology employed, on a
                                        quarterly basis coinciding with
                                        Nasdaq's quarterly scheduled weight
                                        adjustment procedures described above,
                                        the Nasdaq-100 Index component
                                        securities are categorized as either
                                        "Large Stocks" or "Small Stocks"
                                        depending on whether their current
                                        percentage weights (after taking into
                                        account such scheduled weight
                                        adjustments due to stock repurchases,
                                        secondary offerings or other corporate
                                        actions) are greater than, or less than
                                        or equal to, the average percentage
                                        weight in the Nasdaq-100 Index (i.e.,
                                        as a 100-stock index, the average
                                        percentage weight in the Nasdaq-100
                                        Index is 1.0%).

                                        Such quarterly examination will result
                                        in a Nasdaq-100 Index rebalancing if
                                        either one or both of the following two
                                        weight distribution requirements are
                                        not met: (1) the current weight of the
                                        single largest market capitalization
                                        Nasdaq-100 Index component security
                                        must be less than or equal to 24.0% and
                                        (2) the "collective weight" of those
                                        Nasdaq-100 Index component securities
                                        whose individual current weights are in
                                        excess of 4.5%, when added together,
                                        must be less than or equal to 48.0%. In
                                        addition, Nasdaq may conduct a special
                                        rebalancing if it is determined
                                        necessary to maintain the integrity of
                                        the Nasdaq-100 Index.

                                        If either one or both of these weight
                                        distribution requirements are not met
                                        upon quarterly review or Nasdaq
                                        determines that a special rebalancing
                                        is required, a weight rebalancing will
                                        be performed in accordance with the
                                        following plan. First, relating to
                                        weight distribution requirement (1)
                                        above, if the current weight of the
                                        single largest Nasdaq-100 Index
                                        component security exceeds 24.0%, then
                                        the weights of all Large Stocks will be
                                        scaled down proportionately towards
                                        1.0% by enough for the adjusted weight
                                        of the single largest Nasdaq-100 Index
                                        Security to be set to 20.0%. Second,
                                        relating to weight distribution
                                        requirement (2) above, for those
                                        Nasdaq-100 Index component securities
                                        whose individual current weights or
                                        adjusted weights in accordance with the
                                        preceding step are in excess of 4.5%,
                                        if their "collective weight" exceeds
                                        48.0%, then the weights of all Large
                                        Stocks will be scaled down
                                        proportionately towards 1.0% by just
                                        enough for the "collective weight," so
                                        adjusted, to be set to 40.0%.

                                        The aggregate weight reduction among
                                        the Large Stocks resulting from either
                                        or both of the above rescalings will
                                        then be redistributed to the Small
                                        Stocks in the following iterative
                                        manner. In the first iteration, the
                                        weight of the largest Small Stock will
                                        be scaled upwards by a factor which
                                        sets it equal to the average Nasdaq-100
                                        Index weight of 1.0%. The weights of
                                        each of the smaller remaining Small
                                        Stocks will be scaled up by the same
                                        factor reduced in relation to each
                                        stock's relative ranking among the
                                        Small Stocks such that the smaller the
                                        Nasdaq-100 Index component security in
                                        the ranking, the less the scale-up of
                                        its weight. This is intended to reduce
                                        the market impact of the weight
                                        rebalancing on the smallest component
                                        securities in the Nasdaq-100 Index.

                                        In the second iteration, the weight of
                                        the second largest Small Stock, already
                                        adjusted in the first iteration, will
                                        be scaled upwards by a factor which
                                        sets it equal to the average index
                                        weight of 1.0%. The weights of each of
                                        the smaller remaining Small Stocks will
                                        be scaled up by this same factor
                                        reduced in relation to each stock's
                                        relative ranking among the Small Stocks
                                        such that, once again, the smaller the
                                        stock in the ranking, the less the
                                        scale-up of its weight.

                                        Additional iterations will be performed
                                        until the accumulated increase in
                                        weight among the Small Stocks exactly
                                        equals the aggregate weight reduction
                                        among the Large Stocks from rebalancing
                                        in accordance with weight distribution
                                        requirement (1) and/or weight
                                        distribution requirement (2).

                                        Then, to complete the rebalancing
                                        procedure, once the final percent
                                        weights of each Nasdaq-100 Index
                                        Security are set, the Nasdaq-100 Index
                                        share weights will be determined anew
                                        based upon the last sale
                                        prices and aggregate capitalization of
                                        the Nasdaq-100 Index at the close of
                                        trading on the Thursday in the week
                                        immediately preceding the week of the
                                        third Friday in March, June, September,
                                        and December. Changes to the Nasdaq-100
                                        Index share weights will be made
                                        effective after the close of trading on
                                        the third Friday in March, June,
                                        September, and December and an
                                        adjustment to the Nasdaq-100 Index
                                        divisor will be made to ensure
                                        continuity of the Nasdaq-100 Index.

                                        Ordinarily, new rebalanced weights will
                                        be determined by applying the above
                                        procedures to the current Nasdaq-100
                                        Index share weights. However, Nasdaq
                                        may from time to time determine
                                        rebalanced weights, if necessary, by
                                        instead applying the above procedure to
                                        the actual current market
                                        capitalization of the Nasdaq-100 Index
                                        components. In such instances, Nasdaq
                                        would announce the different basis for
                                        rebalancing prior to its
                                        implementation.

                                        In this pricing supplement, unless the
                                        context requires otherwise, references
                                        to the Nasdaq-100 Index will include
                                        any Successor Index and references to
                                        Nasdaq will include any successor to
                                        The Nasdaq Stock Market.

Discontinuance of the Underlying
  Indices; Alteration of Method
  of Calculation......................  If the publication of either Underlying
                                        Index is discontinued and a successor
                                        or substitute index is published that
                                        MS & Co., as the Calculation Agent,
                                        determines, in its sole discretion, to
                                        be comparable to the discontinued
                                        Underlying Index (such index being
                                        referred to herein as a "Successor
                                        Index"), then any subsequent S&P 500
                                        Index Closing Value or Nasdaq-100 Index
                                        Closing Value (each, an "Index Value")
                                        will be determined by reference to the
                                        value of such Successor Index at the
                                        regular official weekday close of the
                                        principal trading session of the NYSE,
                                        the AMEX, the Nasdaq National Market or
                                        the relevant exchange or market for the
                                        Successor Index on the date that any
                                        Index Value is to be determined and the
                                        Underlying Index Multiplier will be
                                        appropriately adjusted by the
                                        Calculation Agent, in its sole
                                        discretion.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If the publication of an Underlying
                                        Index is discontinued prior to, and
                                        such discontinuance is continuing on,
                                        any Period Valuation Date and MS & Co.,
                                        as the Calculation Agent, determines,
                                        in its sole discretion, that no
                                        Successor Index is available at such
                                        time, then the Calculation Agent will
                                        determine the Index Value for such
                                        date. The Index Value will be computed
                                        by the Calculation Agent in accordance
                                        with the formula for calculating such
                                        Underlying Index last in effect prior
                                        to such discontinuance, using the
                                        closing price (or, if trading in the
                                        relevant securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that
                                        would have prevailed but for such
                                        suspension or limitation) at the close
                                        of the principal trading session of the
                                        Relevant Exchange on such date of each
                                        security most recently comprising the
                                        Underlying Index without any
                                        rebalancing or substitution of such
                                        securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of an
                                        Underlying Index may adversely affect
                                        the value of the MPS.

                                        If at any time the method of
                                        calculating an Underlying Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        an Underlying Index or a Successor
                                        Index is in any other way modified so
                                        that such index does not, in the
                                        opinion of MS & Co., as the Calculation
                                        Agent, fairly represent the value of
                                        such Underlying Index or such Successor
                                        Index had such changes or modifications
                                        not been made, then, from and after
                                        such time, the Calculation Agent will,
                                        at the close of business in New York
                                        City on each date on which the Index
                                        Value is to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to such Underlying Index or
                                        such Successor Index, as the case may
                                        be, as if such changes or modifications
                                        had not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to such Underlying Index
                                        or such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating an Underlying Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of such Underlying
                                        Index or such Successor Index as if it
                                        had not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following tables set forth the high, low and end-of-quarter Index
                                        Values, as well as the percentage
                                        change for each quarter compared to the
                                        prior quarter, for the Index Basket,
                                        the S&P 500 Index and the Nasdaq-100
                                        Index in the period from January 1,
                                        1998 through July 23, 2003. The Index
                                        Value on July 23, 2003 was 988.61 for
                                        the S&P 500 Index and 1268.52 for the
                                        Nasdaq-100 Index. We obtained the
                                        information on the S&P 500 Index and
                                        the Nasdaq-100 Index in the tables
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical values of the Index
                                        Basket, S&P 500 Index and the
                                        Nasdaq-100 Index should not be taken as
                                        an indication of future performance or
                                        future volatility of either Underlying
                                        Index or of the Index Basket, and no
                                        assurance can be given as to the level
                                        of the Index Basket, the S&P 500 Index
                                        or the Nasdaq-100 Index on any Period
                                        Valuation Date. We cannot give you any
                                        assurance that the performance of the
                                        Index Basket will result in an
                                        Index-linked Payment Amount in excess
                                        of $1,000.

                                        For purposes of the Index Basket Value
                                        table, the historical Index Basket
                                        Values assume an Index Basket level of
                                        100 on July 23, 2003 and an S&P 500
                                        Index Multiplier and a Nasdaq-100 Index
                                        Multiplier basket on the closing values
                                        of the Underlying Indices on that date.

                                        Because the actual S&P 500 Index
                                        Multiplier and Nasdaq-100 Index
                                        Multiplier for the MPS will be set on
                                        the day we first offer the MPS to the
                                        public, they will be different than the
                                        Index Multipliers used in this
                                        illustration. As a result, the
                                        historical Index Basket Values based on
                                        the actual Index Basket calculated on
                                        the day we first offer the MPS for
                                        initial sale to the public will be
                                        different from the Index Basket Values
                                        in the table below. In addition, an
                                        investment in the MPS linked to the
                                        Index Basket at the beginning of the
                                        period presented below would not have
                                        produced the same results as listed in
                                        the table because the Index Multipliers
                                        would have been different and because
                                        the maximum quarterly performance
                                        amount would likely have been different
                                        as well.

                                        The historical Index Basket Values
                                        below are presented only to illustrate
                                        the retrospective effect of combining
                                        the S&P 500 Index and the Nasdaq-100
                                        Index as an index basket and cannot be
                                        taken as an indication of the future
                                        performance of the Index Basket both
                                        because the historical performance of
                                        each Underlying Index cannot be taken
                                        as an indication of future performance
                                        of that index and because the
                                        historical performance of the two
                                        indices relative to one another, which
                                        significantly affects the historical
                                        Index Basket Values, cannot be taken as
                                        an indication of the future relative
                                        performance of the Underlying Indices.
                                        See "Risk Factors --Relative
                                        performance of the S&P 500 Index and
                                        the Nasdaq-100 Index could affect the
                                        relative impact of each index on the
                                        value of the MPS" above.

                                        The Index Basket Value

                                        The historical Index Basket Values in
                                        the table below assume an Index Basket
                                        Value of 100 at July 23, 2003.

                                                                                                                 Percentage
                                                                             High         Low       Period End     Change
                                                                           --------    --------     ----------   ----------
                                        1998:
                                           First Quarter..............      103.84        84.61       103.84            -
                                           Second Quarter.............      110.39       100.64       110.06         5.99
                                           Third Quarter..............      117.73        93.38       104.47       (5.08)
                                           Fourth Quarter.............      134.67        93.02       134.54        28.78
                                        1999:
                                           First Quarter..............      150.80       135.21       148.09        10.07
                                           Second Quarter.............      159.95       142.77       159.95         8.01
                                           Third Quarter..............      168.70       150.10       159.78       (0.11)
                                           Fourth Quarter.............      220.46       156.53       220.46        37.98
                                        2000:
                                           First Quarter..............      262.51       202.66       249.14        13.01
                                           Second Quarter.............      245.85       188.66       221.92      (10.93)
                                           Third Quarter..............      238.49       208.87       213.39        (3.6)
                                           Fourth Quarter.............      208.94       151.09       159.08      (25.64)
                                        2001:
                                           First Quarter..............      176.47       119.67       120.70      (24.13)
                                           Second Quarter ............      147.30       109.83       134.07        11.08
                                           Third Quarter..............      134.56        93.27        98.70      (26.38)
                                           Fourth Quarter.............      127.02        97.90       120.23        21.81
                                        2002:
                                           First Quarter..............      125.32       107.81       115.29       (4.11)
                                           Second Quarter ............      116.27        89.68        91.50      (20.63)

                                                                                                                 Percentage
                                                                             High         Low       Period End     Change
                                                                           --------    --------     ----------   ----------
                                           Third Quarter..............       91.84        74.05        74.05      (19.07)
                                           Fourth Quarter.............       91.85        71.11        83.30        12.49
                                        2003:
                                           First Quarter..............       90.28        78.29        83.05       (0.30)
                                           Second Quarter.............      100.27        83.73        96.65        16.38
                                           Third Quarter
                                           (through July 23, 2003)....      102.15        97.67       100.00         3.47

                                        The S&P 500 Index

                                                                                                                 Percentage
                                                                             High         Low       Period End     Change
                                                                           --------    --------     ----------   ----------
                                        1998:
                                            First Quarter.............     1105.65       927.69      1101.75            -
                                            Second Quarter............     1138.49      1077.01      1133.84         2.91
                                            Third Quarter.............     1186.75       957.28      1017.01      (10.30)
                                            Fourth Quarter............     1241.81       959.44      1229.23        20.87
                                        1999:
                                            First Quarter.............     1316.55      1212.19      1286.37         4.65
                                            Second Quarter............     1372.71      1281.41      1372.71         6.71
                                            Third Quarter.............     1418.78      1268.37      1282.71       (6.56)
                                            Fourth Quarter............     1469.25      1247.41      1469.25        14.54
                                        2000:
                                            First Quarter.............     1527.46      1333.36      1498.58         2.00
                                            Second Quarter............     1516.35      1356.56      1454.60       (2.93)
                                            Third Quarter.............     1520.77      1419.89      1436.51       (1.24)
                                            Fourth Quarter............     1436.28      1264.74      1320.28       (8.09)
                                        2001:
                                            First Quarter.............     1373.73      1117.58      1160.33      (12.11)
                                            Second Quarter ...........     1312.83      1103.25      1224.42         5.52
                                            Third Quarter.............     1236.72       965.80      1040.94      (14.99)
                                            Fourth Quarter............     1170.35      1038.55      1148.08        10.29
                                        2002:
                                            First Quarter.............     1172.51      1080.17      1147.39       (0.06)
                                            Second Quarter ...........     1146.54       973.53       989.82      (13.73)
                                            Third Quarter.............      989.03       797.70       815.28      (17.63)
                                            Fourth Quarter............      938.87       776.76       879.82         7.92
                                        2003:
                                            First Quarter.............      931.66       800.73       848.18       (3.60)
                                            Second Quarter............     1011.66       858.48       974.50        14.89
                                            Third Quarter
                                            (through July 23, 2003)...     1007.84       978.80       988.61         1.45

                                        The Nasdaq-100 Index

                                                                                                                 Percentage
                                                                             High         Low       Period End     Change
                                                                           --------    --------     ----------   ----------
                                        1998:
                                            First Quarter.............     1220.66       956.19      1220.66            -
                                            Second Quarter............     1339.71      1163.98      1337.34         9.56
                                            Third Quarter.............     1465.89      1140.34      1345.48         0.61
                                            Fourth Quarter............     1836.01      1128.88      1836.01        36.46
                                        1999:
                                            First Quarter.............     2144.66      1854.39      2106.39        14.73

                                                                                                                 Percentage
                                                                             High         Low       Period End     Change
                                                                           --------    --------     ----------   ----------
                                            Second Quarter............     2296.77      1967.84      2296.77         9.04
                                            Third Quarter.............     2545.41      2163.77      2407.90         4.84
                                            Fourth Quarter............     3707.83      2362.11      3707.83        53.99
                                        2000:
                                            First Quarter.............     4704.73      3340.81      4397.84        18.61
                                            Second Quarter............     4291.53      3023.42      3763.79      (14.42)
                                            Third Quarter.............     4099.30      3477.31      3570.61       (5.13)
                                            Fourth Quarter............     3457.97      2210.32      2341.70      (34.42)
                                        2001:
                                            First Quarter.............     2730.05      1563.14      1573.25      (32.82)
                                            Second Quarter ...........     2052.57      1370.75      1830.19        16.33
                                            Third Quarter.............     1827.07      1126.95      1168.37      (36.16)
                                            Fourth Quarter............     1720.91      1151.24      1577.05        34.98
                                        2002:
                                            First Quarter.............     1675.03      1348.25      1452.81       (7.88)
                                            Second Quarter ...........     1478.52      1022.74      1051.41      (27.63)
                                            Third Quarter.............     1060.89       832.52       832.52      (20.82)
                                            Fourth Quarter............     1127.06       804.64       984.36        18.24
                                        2003:
                                            First Quarter.............     1094.87       951.90      1018.66         3.48
                                            Second Quarter............     1247.90      1022.63      1201.69        17.97
                                            Third Quarter
                                            (through July 23, 2003)...     1298.37      1217.37      1268.52         5.56

Historical Chart......................  The following chart shows the historical quarterly values of the
                                        Index Basket, the S&P 500 Index and the
                                        Nasdaq-100 Index (assuming that each of
                                        the Underlying Indices are weighted
                                        equally in calculating the Index Basket
                                        Value at July 23, 2003). The chart
                                        covers the calendar quarter ending from
                                        March 31, 1998 through July 23, 2003.
                                        Because the actual S&P 500 Index
                                        Multiplier and Nasdaq-100 Index
                                        Multiplier for the MPS will be set on
                                        the day we first offer the MPS to the
                                        public, they will be different than the
                                        Index Multipliers used in this
                                        illustration. As a result, the
                                        historical Index Basket Values based on
                                        the actual Index Basket calculated on
                                        the day we first offer the MPS for
                                        initial sale to the public will be
                                        different from the Index Basket Values
                                        in the chart below. See "Description of
                                        MPS--Historical Information" above for
                                        an explanation of the historical Index
                                        Basket Values used herein. The
                                        historical performance of the Index
                                        Basket Value and the Underlying Indices
                                        cannot be taken as an indication of
                                        their future performance.

                               [GRAPHIC OMITTED]


Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, intend to hedge
                                        our anticipated exposure in connection
                                        with the MPS by taking positions in the
                                        stocks underlying the Index Basket, in
                                        futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index and the Nasdaq-100 Index or their
                                        component securities, or positions in
                                        any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. Such
                                        purchase activity could potentially
                                        increase the value of the S&P 500 Index
                                        and the Nasdaq-100 Index, and therefore
                                        effectively increase the Index Basket
                                        Values that must prevail on the Period
                                        Valuation Dates in order for you to
                                        receive at maturity a payment per MPS
                                        that exceeds the Minimum Payment
                                        Amount. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the MPS, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the stocks underlying the Index
                                        Basket, futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index, the Nasdaq-100 Index or their
                                        component stocks or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling any
                                        such securities or instruments on one
                                        or more Period Valuation Dates. We
                                        cannot give any assurance that our
                                        hedging activities will not affect the
                                        value of the S&P 500 Index or the

                                        Nasdaq-100 Index and, therefore,
                                        adversely affect the value of the MPS
                                        or the payment that you will receive at
                                        maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement. The Agent may allow
                                        a concession not in excess of % of the
                                        principal amount of the MPS to other
                                        dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the MPS against payment
                                        therefor in New York, New York on
                                                        , 2003. After the
                                        initial offering, the Agent may vary
                                        the offering price and other selling
                                        terms from time to time.

                                        The MPS are being offered on a global
                                        basis. See "Series C Notes and Series C
                                        Units Offered on a Global Basis" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for
                                        that purpose is required. No offers,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus or any other
                                        offering material relating to the MPS,
                                        may be made in or from any jurisdiction
                                        except in circumstances which will
                                        result in compliance with any
                                        applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and any dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in each non-U.S. jurisdiction in
                                        which it purchases, offers, sells or
                                        delivers the MPS or possesses or
                                        distributes this pricing supplement and
                                        the accompanying prospectus supplement
                                        and prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the MPS under the laws
                                        and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the MPS. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's compliance with the
                                        applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The MPS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The MPS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the MPS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to MPS which are intended to be
                                        disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and

                                        Securities Commission and may not be
                                        offered or sold publicly in Mexico.
                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS
                                        may not be circulated or distributed,
                                        nor may the MPS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the MPS to
                                        the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the MPS. S&P has no obligation to
                                        take our needs or the needs of the
                                        owners of the MPS into consideration in
                                        determining, composing or calculating
                                        the S&P 500 Index. S&P is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the MPS to be issued or in the
                                        determination or calculation of the
                                        equation by which the MPS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED

                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

License Agreement between The Nasdaq
Stock Market, Inc. and Morgan Stanley.  Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the
                                        Nasdaq-100 Index, which is owned and
                                        published by Nasdaq, in connection with
                                        securities, including the MPS.

                                        The license agreement between Nasdaq
                                        and Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by The Nasdaq Stock
                                        Market, Inc. (including its affiliates)
                                        (Nasdaq, with its affiliates, are
                                        referred to as the "Corporations"). The
                                        Corporations have not passed on the
                                        legality or suitability of, or the
                                        accuracy or adequacy of descriptions
                                        and disclosures relating to, the MPS.
                                        The Corporations make no representation
                                        or warranty, express or implied, to the
                                        holders of the MPS or any member of the
                                        public regarding the advisability of
                                        investing in securities generally or in
                                        the MPS particularly, or the ability of
                                        the Nasdaq-100 Index to track general
                                        stock market performance. The
                                        Corporations' only relationship to us
                                        (the "Licensee") is in the licensing of
                                        the Nasdaq-100, Nasdaq-100 Index and
                                        Nasdaq trademarks or service marks and
                                        certain trade names of the Corporations
                                        and the use of the Nasdaq-100 Index
                                        which is determined, composed and
                                        calculated by Nasdaq without regard to
                                        the Licensee or the MPS. Nasdaq has no
                                        obligation to take the needs of the
                                        Licensee or the owners of the MPS into
                                        consideration in determining, composing
                                        or calculating the Nasdaq-100 Index.
                                        The Corporations are not responsible
                                        for and have not participated in the
                                        determination of the timing, prices, or
                                        quantities of the MPS to be issued or
                                        in the determination or calculation of
                                        the equation by which the MPS are to be
                                        converted into cash. The Corporations
                                        have no liability in connection with
                                        the administration, marketing or
                                        trading of the MPS.

                                        THE CORPORATIONS DO NOT GUARANTEE THE
                                        ACCURACY AND/OR UNINTERRUPTED
                                        CALCULATION OF THE NASDAQ-100 INDEX OR
                                        ANY DATA INCLUDED THEREIN. THE
                                        CORPORATIONS MAKE NO WARRANTY, EXPRESS
                                        OR IMPLIED, AS TO RESULTS TO BE
                                        OBTAINED BY THE LICENSEE, OWNERS OF THE
                                        MPS, OR ANY OTHER PERSON OR ENTITY FROM
                                        THE USE OF THE NASDAQ-100 INDEX OR ANY
                                        DATA INCLUDED THEREIN. THE CORPORATIONS
                                        MAKE NO EXPRESS OR IMPLIED WARRANTIES
                                        AND EXPRESSLY DISCLAIM ALL WARRANTIES
                                        OF MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE NASDAQ-100 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL THE
                                        CORPORATIONS HAVE ANY LIABILITY FOR
                                        LOST PROFITS OR SPECIAL, INCIDENTAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES, EVEN IF NOTIFIED OF THE
                                        POSSIBILITY OF SUCH DAMAGES.

                                        "Nasdaq," "Nasdaq-100" and "Nasdaq-100
                                        Index" are trademarks of The Nasdaq
                                        Stock Market, Inc. and have been
                                        licensed for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        MPS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any
                                        of their affiliates is a service
                                        provider, unless the MPS are acquired
                                        pursuant to an exemption from the
                                        "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the MPS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the MPS may not be purchased or held by
                                        any Plan, any entity whose underlying
                                        assets include "plan assets" by reason
                                        of any Plan's investment in the entity
                                        (a "Plan Asset Entity") or any person
                                        investing "plan assets" of any Plan,
                                        unless such purchaser or investor is
                                        eligible for exemptive relief,
                                        including relief available under PTCE
                                        96-23, 95-60, 91-38, 90-1 or 84-14 or
                                        such purchase and holding is otherwise
                                        not prohibited. Any purchaser,
                                        including any fiduciary purchasing on
                                        behalf of a Plan, or investor in the
                                        MPS will be deemed to have represented,
                                        in its corporate and fiduciary
                                        capacity, by its purchase and holding
                                        thereof that it either (a) is not a
                                        Plan or a Plan Asset Entity and is not
                                        purchasing such securities on behalf of
                                        or with "plan assets" of any Plan or
                                        (b) is eligible for exemptive relief or
                                        such purchase or holding is not
                                        prohibited by ERISA or Section 4975 of
                                        the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the MPS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the MPS.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal income tax consequences to
                                        initial investors in the MPS that (i)
                                        purchase the MPS at the Issue Price and
                                        (ii) will hold the MPS as capital
                                        assets within the meaning of Section
                                        1221 of the Code. Unless otherwise
                                        specifically indicated, this summary is
                                        based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances
                                        or to investors that are subject to
                                        special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers and certain traders in
                                             securities or foreign currencies;
                                        o    investors holding notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering purchasing the
                                        MPS, you are urged to consult your own
                                        tax advisor with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;

                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or

                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the MPS
                                        from which to pay such taxes. In
                                        addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at
                                        maturity, of the MPS will generally be
                                        treated as ordinary income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS or the
                                        applicable federal rate, whichever is
                                        greater (the "comparable yield"), and
                                        is determined at the time of the
                                        issuance of the MPS. We have determined
                                        that the "comparable yield" is an
                                        annual rate of    % compounded annually.
                                        Based on our determination of the
                                        comparable yield, the "projected
                                        payment schedule" for a MPS (assuming
                                        each MPS has an issue price of $1,000
                                        for U.S. federal income tax purposes)
                                        consists of a projected amount equal to
                                        $        due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                              TOTAL OID
                                                                               OID            DEEMED TO
                                                                            DEEMED TO       HAVE ACCRUED
                                                                              ACCRUE        FROM ORIGINAL
                                                                              DURING       ISSUE DATE (PER
                                                                             ACCRUAL       MPS) AS OF END
                                                                           PERIOD (PER       OF ACCRUAL
                                                  ACCRUAL PERIOD               MPS             PERIOD
                                                  --------------           -----------     ---------------
                                        Original Issue Date through
                                            December 31, 2003..........
                                        January 1, 2004 through
                                            December 31, 2004..........
                                        January 1, 2005 through
                                            December 31, 2005..........
                                        January 1, 2006 through
                                            December 31, 2006..........

                                                                                              TOTAL OID
                                                                               OID            DEEMED TO
                                                                            DEEMED TO       HAVE ACCRUED
                                                                              ACCRUE        FROM ORIGINAL
                                                                              DURING       ISSUE DATE (PER
                                                                             ACCRUAL       MPS) AS OF END
                                                                           PERIOD (PER       OF ACCRUAL
                                                  ACCRUAL PERIOD               MPS             PERIOD
                                                  --------------           -----------     ---------------
                                        January 1, 2007 through
                                            March 23, 2007.............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of an MPS, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an
                                        MPS certifies on Internal Revenue
                                        Service Form W-8BEN, under penalties of
                                        perjury, that it is not a "United
                                        States person" within the meaning of
                                        Section 7701(a)(30) of the Code. If you
                                        are a prospective investor, you are
                                        urged to consult your own tax advisor
                                        regarding the reporting requirements,
                                        including reporting requirements for
                                        foreign partnerships and their
                                        partners.

                                        Estate Tax. Subject to benefits
                                        provided by an applicable estate tax
                                        treaty, a MPS held by an individual who
                                        is a Non-U.S. Holder will


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                                        not be subject to U.S. federal estate
                                        tax upon the individual's death unless,
                                        at such time, interest payments on the
                                        MPS would have been:

                                        o    subject to U.S. federal
                                             withholding tax without regard to
                                             the W-8BEN certification
                                             requirement described above, not
                                             taking into account an elimination
                                             of such U.S. federal withholding
                                             tax due to the application of an
                                             income tax treaty; or
                                        o    effectively connected to the
                                             conduct by the holder of a trade
                                             or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.


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